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                                                                   Exhibit 10.99


[GMAC COMMERCIAL CREDIT LLC LOGO]



September 10, 2002


Bernard Chaus, Inc.
530 Seventh Avenue
New York, New York 10018
Attn: Josephine Chaus, Chairwoman of the Board


Bernard Chaus, Inc.
800 Secaucus Road
Secaucus, New Jersey 07094
Attn: Bart Heminover, Chief Financial Officer


Re: The Second Restated and Amended Financing Agreement between us dated as of October 10, 1997, as supplemented and amended (the "Financing Agreement")


Ladies/Gentlemen:

You have advised us that you have made arrangements with The CIT Group/ Commercial Services, Inc. ("CIT") to promptly provide financing for your company (the "CIT Financing"), in replacement of our Financing Agreement. You have also indicated that concurrently with such CIT Financing being put into place, which you contemplate will occur by no later than the end of this month, you shall terminate our Financing Agreement and that all Obligations thereunder together with all related Obligations, including without limitation all Revolving Advances and our Term Loan, will be paid to us and satisfied in full.

This letter serves to confirm that so long as the CIT Financing is completed by October 25, 2002, pursuant to mutually acceptable documentation to be entered into for this purpose, and all of the above described Obligations are paid to us in full by CIT by said date, then the $2,200,000 early termination fee referred to in Section 7.3 (b) of the Financing Agreement shall be waived by us and need not be paid to us in accordance with that subsection.

     Except to the extent set forth above, no changes to the Financing Agreement are intended or implied. We trust that this clarifies the matters set forth above in relation to the contemplated CIT financing.


                                                Very truly yours,
                                                GMAC COMMERCIAL CREDIT LLC

                                                By: /s/ John Hendrickson
                                                   ----------------------------
                                                   Name:  John Hendrickson
                                                   Title: SUP





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